Exhibit 99.1

Eco Innovation Group Announces Patent Publication by USPTO Covering Glytech, LLC Supercritical Plant Extraction Technology

VAN NUYS, CA, April 28, 2022 / PRNewswire / Eco Innovation Group, Inc. (OTC: ECOX) ("ECOX" or the "Company"), an innovative company developing new green energy solutions, is pleased to update current and prospective shareholders as the Company’s exclusively licensed supercritical Glycerin Extraction Technology (“GET System”), an advanced cannabis extraction system, is now covered by claims in U.S. Patent No. 11,304,986 issued April 19, 2022.

“The GET technology is an upgrade of the technology horizon for producing superior high-grade plant extracts with a provable reduction in costs, as well as time and energy, during the extraction process, which has enormous implications for the cannabis products and other industries,” stated Julia Otey-Raudes, CEO of Eco Innovation Group. “We believe that the issuance of the US patent granting broad rights to the GET technology will propel our entry into the cannabis and other markets.”

ECOX’s GET system moves toward commercial launch, which is currently planned for Q4 2022 or early 2023. The GET system’s plant extraction method promises to reduce waste from vaping cannabis and to provide better standardization of extracts in products. Unlike current technology in the marketplace, this technology utilizes a non-CO2 solvent and cofactors to extract selected bioactive compounds from plant materials. The result is an extracted fluid superior in viscosity to the output of current CO2-based extraction methods, while streamlining time, energy, and capital costs.

“This newly-issued patent secures for ECOX the rights to this plant extraction method that promises to reduce waste from vaping cannabis and to provide better standardization of extracts in products,” said Julia Otey-Raudes, Chief Executive Officer of Eco Innovation Group, Inc. “With promising applications to the extraction industry including cannabis, perfumes, cosmetics and other products, we believe the promising extraction performance and favorable safety profile, coupled with a differentiated mechanism of action, position this patented supercritical glycerin plant extraction as a key method to be considered in the cannabis and marijuana extraction industry,” said Otey-Raudes. “This new patent represents a key milestone in the alignment of ECOX’s global patent strategy with our green and sustainable development path.”

The GET system was covered by Chemical Engineering magazine last year.

About Glytech, LLC

On December 16, 2020, Eco Innovation Group, Inc. entered into a Global Exclusive License Agreement with Glytech LLC, a California limited liability company (“Glytech”), and Demitri Hopkins, the coinventor with Michael Willems of the Glytech supercritical plant extraction technology (“Hopkins”). Under the terms of the Exclusive License Agreement, the Company exclusively acquired a license to the intellectual property rights from Hopkins and Glytech to commercialize the extraction technology.

About Eco Innovation Group

Eco Innovation Group was founded by Inventors and Business Professionals to help nurture and catalyze the most innovative and impactful products and services, and to deliver those innovations to the world, improving the quality of life in our communities and the world around us, while delivering value to our shareholders.

At ECOX, we are dedicated to developing and commercializing successful products. But we will never lose sight of the fact that we exist, first and foremost, to help people and improve life on the planet we all share. We take our Social Responsibility Contract seriously in all our endeavors. It is not only what we do. It is who we are. For more information, visit www.ecoig.com.

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FORWARD-LOOKING STATEMENTS: This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Corporate Contact:
Eco Innovation Group, Inc.
Julia.Otey@ecoig.com
www.ecoig.com

Public Relations:
EDM Media, LLC
https://edm.media